Exhibit 23.6

Consent of Independent Accounting Firm

American Home Bank, National Association

Mountville, Pennsylvania

We hereby consent to the use in the Proxy Statement/Prospectus of First Chester County Corporation constituting a part of this Registration Statement on Form S-4 of our report dated April 14, 2008, relating to the consolidated financial statements of American Home Bank, National Association which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania

October 14, 2008